Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	October 15, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: October 31, 2007

•	Initial valuation date: October 26, 2007

•	Final valuation date: January 25, 2008

•	Maturity date: January 30, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Tenet Healthcare Corporation	TBD	FWP-7	THC	TBD	20.000%	70%	TBD	TBD	TBD	TBD	E-1193	06738GC65/ US06738GC655
Tellabs, Inc.	TBD	FWP-9	TLAB	TBD	14.600%	80%	TBD	TBD	TBD	TBD	E-1194	06738GC73/ US06738GC739
Juniper Networks, Inc.	TBD	FWP-11	JNPR	TBD	14.100%	80%	TBD	TBD	TBD	TBD	E-1195	06738GC81/ US06738GC812
MEMC Electronic Materials, Inc.	TBD	FWP-13	WFR	TBD	17.000%	80%	TBD	TBD	TBD	TBD	E-1196	06738GC99/ US06738GC994
Sotheby’s Holdings, Inc.	TBD	FWP-15	BID	TBD	13.000%	75%	TBD	TBD	TBD	TBD	E-1197	06738GD23/ US06738GD232
AK Steel Holding Corporation	TBD	FWP-17	AKS	TBD	18.500%	70%	TBD	TBD	TBD	TBD	E-1198	06738GD31/ US06738GD315
Crocs, Inc.	TBD	FWP-19	CROX	TBD	20.000%	70%	TBD	TBD	TBD	TBD	E-1199	06738GD49/ US06738GD497

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007 and the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as

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described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

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There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

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On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Tenet Healthcare Corporation

According to publicly available information, Tenet Healthcare Corporation (the “Company”) operates in one line of business—the provision of health care services, primarily through the operation of general hospitals. All of the Company’s operations are conducted through its subsidiaries. At December 31, 2006, the Company’s subsidiaries operated 64 general hospitals, a cancer hospital and two critical access hospitals, with a combined total of 16,310 licensed beds, serving urban and rural communities in 12 states. Of those general hospitals, 53 were owned by the Company’s subsidiaries and 11 were owned by third parties and leased by the Company’s subsidiaries (including one facility the Company owned located on land leased from a third party).

At December 31, 2006, the Company’s subsidiaries also owned or leased various related health care facilities, including two rehabilitation hospitals, a long-term acute care hospital, a skilled nursing facility and a number of medical office buildings—each of which is located on the same campus as, or nearby, one of the Company’s general hospitals. In addition, the Company’s subsidiaries owned or leased physician practices, captive insurance companies and various other ancillary health care businesses, including outpatient surgery centers, diagnostic imaging centers, occupational and rural health care clinics, and interests in two health maintenance organizations, all of which comprise a minor portion of the Company’s Business.

The linked share’s SEC file number is 1-7293.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$41.83	$35.80	$39.15
March 29, 2002	$45.10	$37.67	$44.68
June 28, 2002	$52.12	$43.93	$47.70
September 30, 2002	$51.90	$41.10	$49.50
December 31, 2002	$52.50	$13.80	$16.40
March 31, 2003	$19.20	$16.30	$16.70
June 30, 2003	$17.40	$11.47	$11.65
September 30, 2003	$16.38	$11.32	$14.48
December 31, 2003	$16.19	$12.35	$16.05
March 31, 2004	$18.73	$9.15	$11.16
June 30, 2004	$13.42	$10.43	$13.41
September 30, 2004	$13.36	$9.85	$10.79
December 31, 2004	$12.39	$9.95	$10.98
March 31, 2005	$12.15	$9.77	$11.53
June 30, 2005	$12.93	$11.35	$12.24
September 30, 2005	$13.06	$10.95	$11.23
December 30, 2005	$11.49	$7.27	$7.66
March 31, 2006	$8.25	$6.89	$7.38
June 30, 2006	$9.27	$6.77	$6.98
September 29, 2006	$8.69	$5.77	$8.14
December 29, 2006	$8.49	$6.74	$6.97
March 30, 2007	$7.68	$6.18	$6.43
June 29, 2007	$7.80	$6.37	$6.51
September 30, 2007	$6.80	$3.11	$3.36
October 12, 2007*	$3.63	$3.25	$3.30

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: THC

Initial price: $3.30

Protection level: 70.00%

Protection price: $2.31

Physical delivery amount: 303($1,000/Initial price)

Fractional shares: 0.030303

Coupon: 20.00% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

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Tellabs, Inc.

According to publicly available information, Tellabs, Inc. (the “Company”) was incorporated in 1975 as an Illinois corporation. In 1992, the Company’s shareholders approved the formation of a holding company structure. Under that new structure the shareholders of Tellabs, Inc., an Illinois corporation, became the shareholders of a new holding company, Tellabs, Inc., a Delaware corporation. The Company’s goal is to advance communications networks to meet the changing needs of users. The Company works towards that goal by designing and marketing equipment to telecommunications service providers worldwide. The Company also provides deployment and professional services to support its products.

The Company’s products and services enable its customers to deliver wireline and wireless voice, data and video services to business and residential customers. The Company sells its products domestically and internationally (both under the Tellabs brand and under private labels) through its field sales force and selected distributors. The Company’s customer base includes incumbent local exchange carriers (ILECs), wireless service providers, independent operating companies (IOCs), local telephone administrations (PTTs or post, telephone and telegraph administrations), original equipment manufacturers (OEMs), cable operators, alternate service providers, competitive local exchange carriers (CLECs), Internet service providers, government agencies and system integrators.

The linked share’s SEC file number is: 0-9692.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$18.28	$8.98	$14.96
March 29, 2002	$17.47	$10.10	$10.47
June 28, 2002	$10.65	$5.54	$6.20
September 30, 2002	$7.64	$4.00	$4.07
December 31, 2002	$10.11	$4.15	$7.27
March 31, 2003	$9.73	$5.40	$5.79
June 30, 2003	$8.74	$5.52	$6.57
September 30, 2003	$8.27	$5.86	$6.79
December 31, 2003	$8.80	$6.77	$8.43
March 31, 2004	$11.37	$8.05	$8.63
June 30, 2004	$10.01	$7.63	$8.74
September 30, 2004	$10.32	$7.40	$9.19
December 31, 2004	$9.58	$7.87	$8.59
March 31, 2005	$9.28	$6.88	$7.30
June 30, 2005	$9.15	$6.56	$8.70
September 30, 2005	$10.60	$8.40	$10.52
December 30, 2005	$11.48	$8.73	$10.90
March 31, 2006	$16.01	$10.43	$15.90
June 30, 2006	$17.28	$12.69	$13.31
September 29, 2006	$13.52	$8.84	$10.96
December 29, 2006	$11.74	$9.61	$10.26
March 30, 2007	$11.11	$9.73	$9.90
June 29, 2007	$11.44	$9.56	$10.76
September 30, 2007	$13.67	$9.32	$9.52
October 12, 2007*	$9.68	$8.74	$8.90

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TLAB

Initial price: $8.90

Protection level: 80.00%

Protection price: $7.12

Physical delivery amount: 112($1,000/Initial price)

Fractional shares: 0.359551

Coupon: 14.60% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.65%		100.00%
+ 90%	3.65%		90.00%
+ 80%	3.65%		80.00%
+ 70%	3.65%		70.00%
+ 60%	3.65%		60.00%
+ 50%	3.65%		50.00%
+ 40%	3.65%		40.00%
+ 30%	3.65%		30.00%
+ 20%	3.65%		20.00%
+ 10%	3.65%		10.00%
+ 5%	3.65%		5.00%

0%	3.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.65%	-1.35%	-5.00%
- 10%	3.65%	-6.35%	-10.00%
- 20%	3.65%	-16.35%	-20.00%
- 30%	N/A	-26.35%	-30.00%
- 40%	N/A	-36.35%	-40.00%
- 50%	N/A	-46.35%	-50.00%
- 60%	N/A	-56.35%	-60.00%
- 70%	N/A	-66.35%	-70.00%
- 80%	N/A	-76.35%	-80.00%
- 90%	N/A	-86.35%	-90.00%
- 100%	N/A	-96.35%	-100.00%

FWP-7

Juniper Networks, Inc.

According to publicly available information, Juniper Networks, Inc. (the “Company”) designs and sells products and services that together provide its customers with purpose-built, high performance Internet Protocol platforms that enable them to support a wide variety of services and applications at scale.

In 2006 the company invested in its internal research and product innovation both for release in the year and for future release. The Company made several significant new product and strategy announcements in 2006 for both its service provider and its enterprise customers. During the fiscal year ended December 31, 2006 the Company generated net revenues of $2.3 billion and conducted business in nearly 100 countries.

The linked share’s SEC file number is 000-26339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$27.84	$9.20	$18.95
March 29, 2002	$23.01	$9.00	$12.62
June 28, 2002	$13.43	$4.70	$5.65
September 30, 2002	$9.25	$4.28	$4.80
December 31, 2002	$10.75	$4.15	$6.80
March 31, 2003	$9.81	$6.88	$8.17
June 30, 2003	$14.95	$8.10	$12.37
September 30, 2003	$18.19	$12.12	$14.92
December 31, 2003	$19.38	$15.01	$18.68
March 31, 2004	$31.25	$18.75	$26.01
June 30, 2004	$27.87	$19.65	$24.57
September 30, 2004	$25.98	$20.01	$23.60
December 31, 2004	$30.25	$23.08	$27.19
March 31, 2005	$27.48	$20.60	$22.06
June 30, 2005	$27.65	$19.66	$25.18
September 30, 2005	$26.87	$22.00	$23.79
December 30, 2005	$24.68	$21.00	$22.30
March 31, 2006	$22.63	$16.98	$19.12
June 30, 2006	$20.37	$14.33	$15.99
September 29, 2006	$17.52	$12.10	$17.28
December 29, 2006	$21.78	$16.50	$18.94
March 30, 2007	$20.92	$17.21	$19.68
June 29, 2007	$25.77	$19.63	$25.17
September 30, 2007	$37.57	$25.25	$36.61
October 12, 2007*	$37.95	$35.10	$37.15

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNPR

Initial price: $37.15

Protection level: 80.00%

Protection price: $29.72

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.917900

Coupon: 14.10% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.75

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.525%		100.00%
+ 90%	3.525%		90.00%
+ 80%	3.525%		80.00%
+ 70%	3.525%		70.00%
+ 60%	3.525%		60.00%
+ 50%	3.525%		50.00%
+ 40%	3.525%		40.00%
+ 30%	3.525%		30.00%
+ 20%	3.525%		20.00%
+ 10%	3.525%		10.00%
+ 5%	3.525%		5.00%

0%	3.525%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.525%	-1.475%	-5.00%
- 10%	3.525%	-6.475%	-10.00%
- 20%	3.525%	-16.475%	-20.00%
- 30%	N/A	-26.475%	-30.00%
- 40%	N/A	-36.475%	-40.00%
- 50%	N/A	-46.475%	-50.00%
- 60%	N/A	-56.475%	-60.00%
- 70%	N/A	-66.475%	-70.00%
- 80%	N/A	-76.475%	-80.00%
- 90%	N/A	-86.475%	-90.00%
- 100%	N/A	-96.475%	-100.00%

FWP-8

MEMC Electronic Materials, Inc.

According to publicly available information, MEMC Electronic Materials, Inc. (the “Company”) is a leading worldwide producer of wafers for the semiconductor industry, and is one of four wafer suppliers having more than a 10% share of the overall market. The Company operates manufacturing facilities in every major semiconductor manufacturing region throughout the world, including Europe, Japan, Malaysia, South Korea, Taiwan and the United States. The Company provides wafers in sizes ranging from 100 millimeters (4 inch) to 300 millimeters (12 inch) and in three general categories: prime polished, epitaxial and test/monitor. Depending on market conditions, it also sells intermediate products such as polysilicon, silane gas, partial ingots and scrap wafers to semiconductor device and equipment makers, solar customers, flat panel and other industries.

The Company was formed in 1984 as a Delaware corporation and completed its initial public stock offering in 1995.

The linked share’s SEC file number is 001-13828.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$4.99	$1.65	$3.55
March 29, 2002	$5.90	$3.00	$5.90
June 28, 2002	$11.50	$4.20	$4.90
September 30, 2002	$5.25	$2.25	$3.32
December 31, 2002	$9.48	$3.12	$7.57
March 31, 2003	$11.48	$7.00	$11.25
June 30, 2003	$13.35	$8.88	$9.80
September 30, 2003	$14.51	$9.51	$10.91
December 31, 2003	$12.50	$8.38	$9.62
March 31, 2004	$11.73	$7.89	$9.15
June 30, 2004	$10.47	$7.81	$9.88
September 30, 2004	$9.97	$7.33	$8.48
December 31, 2004	$13.28	$8.45	$13.25
March 31, 2005	$14.95	$10.70	$13.45
June 30, 2005	$16.89	$10.85	$15.77
September 30, 2005	$23.65	$15.71	$22.79
December 30, 2005	$24.27	$16.20	$22.17
March 31, 2006	$38.50	$22.60	$36.92
June 30, 2006	$48.89	$30.01	$37.50
September 29, 2006	$41.30	$26.27	$36.63
December 29, 2006	$44.01	$31.94	$39.14
March 30, 2007	$64.09	$39.51	$60.58
June 29, 2007	$68.80	$52.22	$61.12
September 30, 2007	$64.68	$49.70	$58.86
October 12, 2007*	$66.40	$58.75	$63.08

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFR

Initial price: $63.08

Protection level: 80.00%

Protection price: $50.46

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.852885

Coupon: 17.00% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%

0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-5.00%
- 10%	4.25%	-5.75%	-10.00%
- 20%	4.25%	-15.75%	-20.00%
- 30%	N/A	-25.75%	-30.00%
- 40%	N/A	-35.75%	-40.00%
- 50%	N/A	-45.75%	-50.00%
- 60%	N/A	-55.75%	-60.00%
- 70%	N/A	-65.75%	-70.00%
- 80%	N/A	-75.75%	-80.00%
- 90%	N/A	-85.75%	-90.00%
- 100%	N/A	-95.75%	-100.00%

FWP-9

Sotheby’s Holdings, Inc.

According to publicly available information, Sotheby's Holdings, Inc. (the “Company”) is one of the world’s two largest auctioneers of authenticated fine art, antiques and decorative art, jewelry and collectibles. In addition to auctioneering, the Company’s Auction segment is engaged in a number of related activities, including the brokering of private purchases and sales of fine art, jewelry and collectibles. The Company also operates as a dealer in works of art through its Dealer segment, conducts art-related financing activities through its Finance segment and is engaged, to a lesser extent, in licensing activities. The Company was initially incorporated in Michigan in August 1983. In June 2006, the Company reincorporated into the State of Delaware.

The linked share’s SEC file number is 1-9750.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$17.81	$11.46	$16.61
March 29, 2002	$17.40	$12.79	$16.05
June 28, 2002	$15.95	$13.02	$14.25
September 30, 2002	$14.47	$6.88	$7.00
December 31, 2002	$9.70	$6.30	$9.00
March 31, 2003	$9.60	$7.80	$9.18
June 30, 2003	$9.55	$6.42	$7.44
September 30, 2003	$12.15	$7.30	$10.82
December 31, 2003	$14.24	$10.08	$13.66
March 31, 2004	$15.93	$12.17	$12.85
June 30, 2004	$16.58	$12.69	$15.96
September 30, 2004	$17.23	$14.13	$15.72
December 31, 2004	$19.24	$15.10	$18.16
March 31, 2005	$18.68	$15.20	$16.96
June 30, 2005	$18.10	$13.47	$13.70
September 30, 2005	$18.30	$13.65	$16.72
December 30, 2005	$19.44	$15.01	$18.36
March 31, 2006	$29.30	$18.18	$29.04
June 30, 2006	$33.84	$22.78	$26.25
September 29, 2006	$32.92	$25.08	$32.24
December 29, 2006	$38.64	$29.81	$31.02
March 30, 2007	$44.92	$30.23	$44.48
June 29, 2007	$53.25	$43.93	$46.02
September 30, 2007	$53.99	$35.53	$47.79
October 12, 2007*	$61.40	$47.74	$57.18

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BID

Initial price: $57.18

Protection level: 75.00%

Protection price: $42.89

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.488632

Coupon: 13.00% per annum

Maturity: January 30, 2008

Dividend yield: 0.79% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.25%		100.20%
+ 90%	3.25%		90.20%
+ 80%	3.25%		80.20%
+ 70%	3.25%		70.20%
+ 60%	3.25%		60.20%
+ 50%	3.25%		50.20%
+ 40%	3.25%		40.20%
+ 30%	3.25%		30.20%
+ 20%	3.25%		20.20%
+ 10%	3.25%		10.20%
+ 5%	3.25%		5.20%

0%	3.25%		0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.25%	-1.75%	-4.80%
- 10%	3.25%	-6.75%	-9.80%
- 20%	3.25%	-16.75%	-19.80%
- 30%	N/A	-26.75%	-29.80%
- 40%	N/A	-36.75%	-39.80%
- 50%	N/A	-46.75%	-49.80%
- 60%	N/A	-56.75%	-59.80%
- 70%	N/A	-66.75%	-69.80%
- 80%	N/A	-76.75%	-79.80%
- 90%	N/A	-86.75%	-89.80%
- 100%	N/A	-96.75%	-99.80%

FWP-10

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation. The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel and steel products. The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$12.70	$8.30	$11.38
March 29, 2002	$14.46	$11.01	$14.30
June 28, 2002	$14.85	$11.50	$12.81
September 30, 2002	$12.75	$7.00	$7.31
December 31, 2002	$8.50	$6.45	$8.00
March 31, 2003	$8.90	$3.25	$3.25
June 30, 2003	$4.06	$2.75	$3.62
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 30, 2007	$44.97	$27.90	$43.95
October 12, 2007*	$51.03	$40.81	$49.54

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $49.54

Protection level: 70.00%

Protection price: $34.68

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.185709

Coupon: 18.50% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	4.625%	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

FWP-11

Crocs, Inc.

According to publicly available information, Crocs, Inc. (the “Company”) is a rapidly growing designer, manufacturer and marketer of footwear for men, women and children under the Crocs brand. All of the Company’s footwear products incorporate its proprietary closed-cell resin material, which the Company believes represents a substantial innovation in footwear comfort and functionality.

In 2007, the Company acquired substantially all of the assets of Ocean Minded, LLC, a leading designer and manufacture of high quality leather and EVA (Ethylene Vinyl Acetate) based sandals. In addition to its footwear products, the Company recently acquired Jibbitz LLC a unique accessory brand with colorful snap-on products specifically suited for Crocs shoes. The Company also recently acquired 55 Hockey Products Inc., which operates under the brand name Fury Hockey, a producer and distributor of hockey and lacrosse equipment for adults and children and EXO Italia, an Italian designer and producer of EVA based finished products, primarily for the footwear industry.

The linked share’s SEC file number is 0-51754.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	N.A.	N.A.	N.A.
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	N.A.	N.A.	N.A.
March 31, 2006	$16.25	$10.17	$12.58
June 30, 2006	$18.50	$10.78	$12.58
September 29, 2006	$17.53	$11.33	$16.98
December 29, 2006	$25.13	$15.83	$21.60
March 30, 2007	$29.29	$21.43	$23.63
June 29, 2007	$47.40	$23.44	$43.03
September 30, 2007	$68.12	$41.20	$67.25
October 12, 2007*	$69.30	$64.40	$67.70

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 12, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CROX

Initial price: $67.70

Protection level: 70.00%

Protection price: $47.39

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.771049

Coupon: 20.00% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-12